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                                                                    EXHIBIT 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
NBI, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-73334) of NBI, Inc. of our report dated August 9, 2000, relating to the consolidated financial statements of NBI, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.




/s/ BDO Seidman, LLP
BDO Seidman, LLP




Denver, Colorado
September 28, 2000